EXHIBIT 99.1

Beta Bionics Announces First Quarter 2026 Financial Results and Raises Full Year 2026 Guidance

IRVINE, Calif., April 21, 2026 (GLOBE NEWSWIRE) -- Beta Bionics, Inc. (Nasdaq: BBNX), a pioneering leader in the development of advanced diabetes management solutions, today reported its financial results for the quarter ended March 31, 2026 and raised its full year guidance for the year ending December 31, 2026.

First Quarter 2026 Financial Highlights & Key Metrics

  Net sales of $27.6 million, up 57% compared to $17.6 million in the first quarter of 2025.
    Durable Medical Equipment (DME) channel net sales of $16.9 million, up 22% compared to $13.8 million in the first quarter of 2025.
    Pharmacy Benefit Plan (PBP) channel net sales of $10.7 million, up 181% compared to $3.8 million in the first quarter of 2025.
  Gross margin of 59.5%, up 864 basis points compared to 50.9% in the first quarter of 2025.
  New patient starts declined by at least 10% but less than 20% sequentially versus the fourth quarter of 2025.
    70% of new patient starts came from multiple daily injections (MDI).
    High 30s percentage of new patient starts reimbursed through the PBP channel.
  Loss from operations of $24.3 million, or negative 88% of sales, compared to $18.6 million or negative 106% of sales in the first quarter of 2025.
  Net loss of $21.9 million, or negative 79% of sales, compared to $28.7 million or negative 162% of sales in the first quarter of 2025.
  Adjusted EBITDA(1) of negative $17.7 million, or negative 64% of sales, compared to negative $15.5 million or negative 88% of sales in the first quarter of 2025.
  $239.5 million in cash, cash equivalents, short and long-term investments as of March 31, 2026.

(1) See “Non-GAAP Financial Measures” below for additional information. A reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure can be found in Table D.

Recent Strategic Highlights

  In March 2026, launched Bionic Insights™ feature within the Bionic Reports healthcare provider portal.
    Intelligent data analytics and reporting feature designed to help healthcare providers make more informed, personalized treatment recommendations for people living with diabetes.
  In Q1 2026, initiated a Phase 2a feasibility trial in New Zealand for the bihormonal system in development, including the glucagon asset, pump, and dosing algorithms.

2026 Full Year Guidance

  Estimated total revenue of approximately $131 million to $136 million (previously $130 million to $135 million).
  Estimated 37% to 39% of new patient starts reimbursed through the PBP channel (previously 36% to 38%).
  Estimated gross margin of 57.5% to 59.5% (previously 55.5% to 57.5%)

Webcast & Conference Call Details

Beta Bionics will host a conference call and concurrent webcast today at 4:30 pm Eastern Time (1:30 pm Pacific Time), to review the company’s first quarter 2026 performance. The link to the webcast will be available on the Company’s website in the “Investors—Events & Presentations” section at https://investors.betabionics.com, and will be archived there for future replay. To access the live call by phone, please use the following link, which will provide you with dial-in details and a personal pin: https://register-conf.media-server.com/register/BI9e198d2306384b3c88c83ffa25a93bcc.

Non-GAAP Financial Measures

Beta Bionics, Inc. (the “Company”) prepares and presents the Company’s financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company believes adjusted EBITDA as a non-GAAP measure is useful in evaluating the Company’s operating performance and uses adjusted EBITDA to evaluate ongoing operations and for internal planning and forecasting purposes. The Company believes that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. A reconciliation is provided below for adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP in Table D below.

The Company calculates adjusted EBITDA as net loss adjusted to exclude (i) depreciation expense, (ii) stock-based compensation expense, (iii) interest income, (iv) income tax expense, (v) change in fair value of warrant liabilities, (vi) litigation settlement and other related expense, and (vii) other non-recurring expense.

Some of the limitations of adjusted EBITDA include: (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future and (ii) although depreciation and amortization expense are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. The Company’s adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as the Company calculates the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future the Company will incur expenses similar to the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating the Company’s performance, you should consider adjusted EBITDA alongside other financial performance measures, including the Company’s net loss and other GAAP results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate the Company’s business. This non-GAAP measure has limitations as an analytical tool and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Therefore, this non-GAAP financial measure should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

About Beta Bionics

Beta Bionics, Inc. is a commercial-stage medical device company engaged in the design, development, and commercialization of innovative solutions to improve the health and quality of life of insulin-requiring people with diabetes (PWD) by utilizing advanced adaptive closed-loop algorithms to simplify and improve the treatment of their disease. The iLet Bionic Pancreas is the first FDA-cleared insulin delivery device that autonomously determines every insulin dose and offers the potential to substantially improve overall outcomes across broad populations of PWD. To learn more, visit www.betabionics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Beta Bionics, Inc. (the “Company”) regarding its clinical and regulatory development plans for the iLet and other product candidates; the markets and market opportunities for the iLet, the bihormonal system and other product candidates, if approved; the timing, likelihood or success of its business strategy, including commercialization and its multi-channel reimbursement strategy, as well as plans and objectives of management for future operations; its anticipated growth and other measures of future operating results and financial performance, including 2026 full year guidance regarding estimates of revenue, new patient starts reimbursed through the PBP channel and gross margin; and the design, results and timing of its research and development efforts and feasibility trials for the bihormonal system in development. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties, including business, regulatory, economic and competitive risks and uncertainties about the Company, including, without limitation, risks inherent in developing product candidates, future results from the Company’s ongoing and future studies and clinical trials, the Company’s ability to obtain adequate financing to fund its product development and other expenses, risks that real-world data or future results may not be consistent with interim, initial or preliminary results or results from prior preclinical studies or clinical trials, trends in the industry, the Company’s relationships with its existing and future collaboration partners, the legal and regulatory framework for the industry, future expenditures and the potential impacts of global macroeconomic conditions. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Beta Bionics, Inc.
Statements of Operations and Comprehensive Loss (unaudited)
Table A

(In thousands, except number of shares	Three Months Ended March 31,
and per share data)	2026	2025

Net sales	$27,626	$17,639
Cost of sales	11,189	8,668
Gross profit	16,437	8,971
Gross margin	59.5%	50.9%
Operating expenses:
Research and development	10,356	7,590
Sales and marketing	20,735	13,402
General and administrative	9,617	6,621
Total operating expenses	40,708	27,613
Loss from operations	(24,271)	(18,642)
Other income (expense):
Interest income	2,376	2,436
Change in fair value of warrant liabilities	—	(12,450)
Total other expense, net	2,376	(10,014)
Net loss	$(21,895)	$(28,656)
Other comprehensive income (loss):
Unrealized gain (loss) on short-term and long-term investments	(499)	175
Comprehensive loss	$(22,394)	$(28,481)
Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.93)
Weighted-average common shares outstanding, basic and diluted	44,436,274	30,714,769

Beta Bionics, Inc.
Balance Sheets (unaudited)
Table B

	March 31,	December 31,
(In thousands, except number of shares)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$30,206	$31,576
Restricted cash, current	100	100
Short-term investments	169,314	187,549
Accounts receivable, net	15,750	17,118
Inventories	23,727	21,722
Prepaid expenses and other current assets	8,889	9,840
Total current assets	247,986	267,905
Property and equipment, net	10,160	8,600
Operating lease right-of-use asset	6,225	6,627
Long-term investments	39,865	45,431
Other long-term assets	181	180
Total assets	$304,417	$328,743

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,318	$4,998
Accrued expenses and other current liabilities	17,329	22,431
Operating lease liabilities	1,839	1,938
Deferred revenue	1,705	1,557
Total current liabilities	23,191	30,924
Operating lease liabilities, net of current portion	5,073	5,365
Deferred revenue, net of current portion	3,350	3,297
Other long-term liabilities	1,558	1,547
Total liabilities	33,172	41,133
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 700,000,000 shares authorized; 44,561,695 and 44,360,873 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	5	4
Additional paid-in capital	663,168	657,140
Accumulated other comprehensive income (loss)	(96)	403
Accumulated deficit	(391,832)	(369,937)
Total stockholders’ equity	271,245	287,610
Total liabilities and stockholders’ equity	$304,417	$328,743

Beta Bionics, Inc.
Net Sales by Channel (unaudited)
Table C

	Three Months Ended March 31,
(In thousands)	2026	2025
DME channel:
iLet (1)	$10,089	$9,628
Single-use products	6,834	4,199
Total DME channel	16,923	13,827

PBP channel:
iLet (1)	465	506
Single-use products	10,238	3,306
Total PBP channel	10,703	3,812
Total net sales	$27,626	$17,639

(1) iLet includes the over-time recognition software updates and mobile app access.

Beta Bionics, Inc.
Reconciliation of GAAP versus Non-GAAP Financial Results (unaudited)
Table D

	Three Months Ended March 31,
(In thousands)	2026	2025
Net loss	$(21,895)	$(28,656)
Add:
Depreciation expense	585	303
Stock-based compensation expense	5,406	2,804
Interest income	(2,376)	(2,436)
Quality system remediation (1)	562	—
Change in fair value of warrant liabilities	—	12,450
Adjusted EBITDA	$(17,718)	$(15,535)

(1) Amounts presented under “Quality system remediation” for the three months ended December 31, 2025 and March 31, 2026 reflect the same category of expenses previously labeled “Other non-recurring” in the Company’s Form 10-K for the year ended December 31, 2025. These expenses relate to the Company’s one-time remediation efforts in response to the Form 483 and the Warning Letter, including contractor support and the various updates to the Company’s quality system to meet FDA expectations.

Investor Relations:
Blake Beber
Head of Investor Relations
ir@betabionics.com

Media and Public Relations:
Felicia Sanborn
Vice President of Marketing
media@betabionics.com

Source: Beta Bionics, Inc.